Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

TYCO INTERNATIONAL REPORTS FIRST QUARTER 2012 EARNINGS FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.84 PER SHARE AND GAAP EARNINGS OF $0.71 PER SHARE

•                  Company reports first quarter revenue of $4.2 billion, with 4%* revenue growth and 4% organic growth

•                  Operating income grows 14%* and the operating margin before special items improves 100 basis points to 13.0%*

•                  Diluted EPS from continuing operations before special items increases 12%

*Amount excludes results from the Electrical and Metal Products business following the sale of a majority interest in that business completed on December 22, 2010.

(Income and EPS amounts are attributable to Tyco common shareholders)

($ millions, except per-share amounts)

	Q1 2012	Q1 2011	% Change
Revenue	$4,208	$4,379	(4)%
Income from Continuing Operations	$333	$490	(32)%
Diluted EPS from Continuing Operations	$0.71	$1.00	(29)%
Special Items	$(0.13)	$0.25
Income from Continuing Ops Before Special Items	$393	$367	7%
Diluted EPS from Continuing Ops Before Special Items	$0.84	$0.75	12%

SCHAFFHAUSEN, Switzerland — January 31, 2012 — Tyco International Ltd. (NYSE: TYC) today reported $0.71 in diluted earnings per share (EPS) from continuing operations for the fiscal first quarter of 2012 and diluted EPS from continuing operations before special items of $0.84 per share. Revenue in the quarter of $4.2 billion increased 4% versus the prior year excluding the Electrical & Metal Products business, which is now reported as an equity investment, and organic revenue also grew 4%.

Tyco Chairman and Chief Executive Officer Ed Breen said, “We delivered a strong quarter operationally with continued organic revenue growth supported by improving order activity. The year over year improvement in our operating margin reflects increased volume in our product businesses, a higher mix of service revenue and the benefits of our cost containment and restructuring actions. This helped us deliver another quarter of double digit increases in earnings per share.”

“We are making good progress with our plan to separate Tyco into three standalone public companies and we remain on track to complete the proposed transaction by the end of our fiscal fourth quarter,” Breen added.

Organic revenue, free cash flow and operating income, operating margin, income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. Additional schedules as well as First Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated. All dollar amounts are pre-tax and stated in millions. All comparisons are to the fiscal first quarter of 2011 unless otherwise indicated.

Security Solutions

	Q1 2012	Q1 2011	% Change
Revenue	$2,155	$2,107	2%
Operating Income	$339	$347	(2)%
Operating Margin	15.7%	16.5%
Special Items	$(36)	$(5)
Operating Income Before Special Items	$375	$352	7%
Operating Margin Before Special Items	17.4%	16.7%

Revenue of $2.2 billion increased 2% in the quarter with organic revenue growth of 3%. Recurring revenue grew 4% organically with growth in all geographic regions. Non-recurring revenue grew 1% with strong growth in Asia Pacific and Latin America partially offset by modest declines in the North America and EMEA regions.

Operating income was $339 million and the operating margin was 15.7%. Special items of $36 million primarily consisted of separation-related impairment and restructuring charges. Operating income before special items was $375 million and the operating margin improved 70 basis points to 17.4%. The increase in operating margin resulted from faster growth in ADT’s higher margin recurring revenue business and the continued benefit of restructuring and cost reduction activities.

Fire Protection

	Q1 2012	Q1 2011	% Change
Revenue	$1,130	$1,099	3%
Operating Income	$144	$88	64%
Operating Margin	12.7%	8.0%
Special Items	$(3)	$(39)
Operating Income Before Special Items	$147	$127	16%
Operating Margin Before Special Items	13.0%	11.6%

Revenue of $1.1 billion increased 3% in the quarter with organic revenue growth of 2%. Organic revenue growth of 8% in fire products and 2% in service partially was offset by a 5% organic revenue decline in systems installation due to continued softness in the non-residential construction market. Excluding the impact of foreign currency, orders increased 6% year-over-year and backlog increased 4% to $1.2 billion on a quarter sequential basis.

Operating income was $144 million and the operating margin was 12.7%. Operating income before special items was $147 million and the operating margin was 13.0%. The 140 basis point margin improvement was driven by increased volume in products and a higher mix of service revenue as well as the continued benefit of cost-containment and restructuring actions.

Flow Control

	Q1 2012	Q1 2011	% Change
Revenue	$923	$826	12%
Operating Income	$114	$100	14%
Operating Margin	12.4%	12.1%
Special Items	$1	—
Operating Income Before Special Items	$113	$100	13%
Operating Margin Before Special Items	12.2%	12.1%

Revenue of $923 million increased 12% in the quarter with organic revenue growth of 10%. Organic revenue growth of 13% in Valves and 28% in Thermal Controls was partially offset by an organic revenue decline of 15% in the Water business. Excluding the impact of foreign currency, orders increased 16% year-over-year and backlog increased 4% to $1.8 billion on a quarter sequential basis.

Operating income was $114 million and the operating margin was 12.4%. Operating income before special items of $113 million benefited from increased volume driven by the Valves business.

OTHER ITEMS

•                  Cash from operating activities was $338 million and free cash flow was negative $36 million, which included a cash outflow of $49 million primarily related to separation and restructuring activities. The company completed the quarter with $1.0 billion in cash and cash equivalents.

•                  Corporate expense excluding special items was $86 million.

•                  The company incurred pre-tax charges of $77 million in the quarter primarily related to separation and restructuring activities.

•                  The tax rate before special items was 19.4%.

•                  During the first quarter and through January 30, 2012, the company has repurchased 6.8 million shares for $300 million.

•                  On December 6, 2011, Tyco completed the acquisition of Visonic Ltd., a global developer and manufacturer of electronic security systems and components, for approximately $100 million in cash. Visonic is a leader in advanced wireless technology for the security industry with technologies in use in more than 1 million wireless installations around the world.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of approximately $17.4 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s first quarter results for 2012 and outlook for the second quarter during a conference call and webcast today beginning at 8:30 a.m. ET. Today’s conference call for investors can be accessed in the following ways:

•            At Tyco’s website: http://investors.tyco.com.

•            By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 857-9797. The telephone dial-in number for participants outside the United States is (517) 308-9262, pass code “Tyco”.

•            An audio replay of the conference call will be available at 10:30 a.m. (ET) on January 31, 2012 and ending at 12:29 a.m. (ET) on February 8, 2012. The dial-in number for participants in the United States is (800) 926-8239. For participants outside the United States, the replay dial-in number is (402) 530-8093, pass code 2591.

NON-GAAP MEASURES

Organic revenue, free cash flow (outflow) (FCF), and income from continuing operations, earnings per share (EPS) from continuing operations, operating income, operating margin and corporate expense, in each case “before special items,” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications). Effective the first quarter of fiscal 2011, the Company’s organic growth / decline calculations incorporate an estimate of prior year reported revenue associated with acquired entities that have been fully integrated within the first year (such as Broadview Security), and exclude prior year revenues associated with entities that do not meet the criteria for discontinued operations which have been divested within the past year. The rate of organic growth or decline is calculated based on the adjusted number to better reflect the rate of growth or decline of the combined business, in the case of acquisitions, or the remaining business, in the case of dispositions. The rate of organic growth or decline for acquired businesses that are not fully integrated within the first year will continue to be based on unadjusted historical revenue. Organic revenue and the rate of organic growth or decline as presented herein may not be comparable to similarly titled measures reported by other companies.

Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash flows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

•                  net capital expenditures,

•                  accounts purchased by ADT,

•                  cash paid for purchase accounting and holdback liabilities,

•                  voluntary pension contributions, and

•                  the sale of accounts receivable programs.

Capital expenditures and accounts purchased by ADT are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it adjusts for cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations, operating income and margin, and its corporate expense before special items. Special items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes these measures to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. The Company also presents its effective tax rate as adjusted for special items for consistency. One or more of these measures may be used as components in the company’s incentive compensation plans. These measures are useful for investors because they may permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of the special items noted above on the applicable GAAP measure. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items. The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results. Tyco provides general corporate services to its segments and those costs are reported in the “Corporate and Other” segment. This segment’s operating income (loss) is presented as “Corporate Expense.”

FORWARD-LOOKING STATEMENTS

This press release contains a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, the health and growth prospects of the industries and end markets in which Tyco operates, Tyco’s intent to create three independent companies as a result of its previously announced spin-off of its flow control and North American residential security businesses, revenue and growth expectations for the three independent companies following the spin-offs, the expectation that the spin-offs will be tax-free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent companies following the spin-offs, the intent for the three independent companies to remain investment grade following the spin-offs, and the timing of the proposed spin-off transactions. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Such risks and uncertainties, include, but are not limited to: economic, business, competitive, technological or regulatory factors that adversely impact Tyco or the markets and industries in which it competes, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the proposed spin-offs; adverse effects on the market price of Tyco’s common stock or operating results because of a failure to complete the proposed spin-offs; failure to realize the expected benefits of the proposed spin-offs; significant transaction costs and/or unknown liabilities resulting from the proposed spin-offs; unanticipated expenses related to the proposed spin-offs, such as litigation or legal settlement expenses; failure to obtain tax rulings or tax law changes in connection with the proposed spin-offs; changes in capital market conditions that may affect proposed debt refinancing related to the proposed spin-offs; the impact of the proposed spin-offs on the company’s employees, customers and suppliers; future opportunities that Tyco’s board may determine present greater potential to increase shareholder value; and the ability of the companies to operate independently following the proposed spin-offs. Actual results could differ materially from anticipated results. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 and in subsequent filings with the Securities and Exchange Commission. We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

OTHER IMPORTANT INFORMATION

In connection with the proposed spin-off transactions, a definitive proxy statement for the stockholders of Tyco will be filed with the Securities and Exchange Commission (the “SEC”). Tyco will mail the final proxy statement to its stockholders. BEFORE MAKING ANY VOTING DECISION, TYCO’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF TRANSACTIONS. Investors and security holders may obtain, without charge, a copy of the proxy statement, as well as other relevant documents containing important information about Tyco at the SEC’s website (http://www.sec.gov/) once such documents are filed with the SEC. You may also read and copy any reports, statements and other information filed by Tyco at the SEC public reference room at 100 F. Street, N.E., Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information.

Tyco and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed spin-off transactions. Information concerning the interests of Tyco’s participants in the solicitation is set forth in Tyco’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and in the proxy statement relating to the spin-off transactions when it becomes available.

#  #  #

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Quarters Ended
	December 30,	December 24,
	2011	2010
Revenue from product sales	$2,295	$2,508
Service revenue	1,913	1,871
Net revenue	4,208	4,379
Cost of product sales	1,566	1,774
Cost of services	978	976
Selling, general and administrative expenses	1,123	1,137
Separation cost	32	—
Restructuring, asset impairment and divestiture charges (gains), net	37	(214)
Operating income	472	706
Interest income	7	9
Interest expense	(59)	(62)
Other expense, net	(8)	—
Income from continuing operations before income taxes	412	653
Income tax expense	(78)	(163)
Income from continuing operations	334	490
Income from discontinued operations, net of income taxes	—	169
Net income	334	659
Less: noncontrolling interest in subsidiaries net income	1	—
Net income attributable to Tyco common shareholders	$333	$659

Amounts attributable to Tyco common shareholders:
Income from continuing operations	$333	$490
Income from discontinued operations	—	169
Net income attributable to Tyco common shareholders	$333	$659

Basic earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.72	$1.00
Income from discontinued operations	—	0.35
Net income attributable to Tyco common shareholders	$0.72	$1.35

Diluted earnings per share attributable to Tyco common shareholders:
Income from continuing operations	$0.71	$1.00
Income from discontinued operations	—	0.34
Net income attributable to Tyco common shareholders	$0.71	$1.34

Weighted-average number of shares outstanding:
Basic	464	488
Diluted	469	492

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

TYCO INTERNATIONAL LTD.

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	December 30,	September 30,
	2011	2011
Assets
Cash and cash equivalents	$1,013	$1,390
Accounts receivable, net	2,293	2,401
Inventories	1,465	1,344
Prepaid expenses and other current assets	964	896
Deferred income taxes	402	402
Total current assets	6,137	6,433

Property, plant and equipment, net	4,063	4,051
Goodwill	9,991	9,999
Intangible assets, net	3,673	3,628
Other assets	2,634	2,666
Total Assets	$26,498	$26,777

Liabilities and Equity
Short-term debt and current maturities of long-term debt	$37	$2
Accounts payable	1,243	1,278
Accrued and other current liabilities	2,089	2,407
Deferred revenue	616	643
Total current liabilities	3,985	4,330

Long-term debt	4,137	4,146
Deferred revenue	1,142	1,143
Other liabilities	2,856	2,878
Total Liabilities	12,120	12,497

Redeemable noncontrolling interest	94	93

Total Tyco shareholders’ equity	14,279	14,182
Nonredeemable noncontrolling interest	5	5
Total Equity	14,284	14,187
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$26,498	$26,777

Note: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in millions)

	For the Quarters Ended
	December 30,	December 24,
	2011	2010
Cash Flows From Operating Activities:
Net income attributable to Tyco common shareholders	$333	$659
Noncontrolling interest in subsidiaries net income	1	—
Income from discontinued operations, net of income taxes	—	(169)
Income from continuing operations	334	490
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	333	323
Non-cash compensation expense	26	31
Deferred income taxes	48	126
Provision for losses on accounts receivable and inventory	28	32
Gain on divestitures	—	(246)
Other non-cash items	39	16
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	88	11
Contracts in progress	(27)	(29)
Inventories	(131)	(104)
Prepaid expenses and other current assets	(55)	(24)
Accounts payable	(35)	(79)
Accrued and other liabilities	(222)	(270)
Deferred Revenue	(29)	10
Other	(59)	(41)
Net cash provided by operating activities	338	246
Net cash used in discontinued operating activities	—	(10)
Cash Flows From Investing Activities:
Capital expenditures	(207)	(179)
Proceeds from disposal of assets	2	3
Acquisition of businesses, net of cash acquired	(95)	(9)
Accounts purchased by ADT	(170)	(133)
Divestiture of businesses, net of cash divested	—	710
Other	29	(3)
Net cash (used in) provided by investing activities	(441)	389
Net cash provided by discontinued investing activities	—	265
Cash Flows From Financing Activities:
Proceeds from issuance of short-term debt	411	—
Repayment of short-term debt	(376)	(16)
Repayment of long-term debt	(1)	(1)
Proceeds from exercise of share options	29	22
Dividends paid	(116)	(113)
Repurchase of common shares	(200)	(500)
Transfer from discontinued operations	—	255
Other	(18)	8
Net cash used in financing activities	(271)	(345)
Net cash used in discontinued financing activities	—	(255)
Effect of currency translation on cash	(3)	7
Net (decrease) increase in cash and cash equivalents	(377)	297
Decrease in cash and cash equivalents from deconsolidation of variable interest entity	—	(10)
Cash and cash equivalents at beginning of period	1,390	1,775
Cash and cash equivalents at end of period	$1,013	$2,062

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$338	$246
Sale of accounts receivable	1	—
Capital expenditures, net	(205)	(176)
Accounts purchased by ADT	(170)	(133)
Free Cash Flow	$(36)	$(63)

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Organic Growth Reconciliation - Revenue

(in millions)

		Three Months Ended December 30, 2011
	Net Revenue for the Quarter Ended	Base Year Adjustments		Adjusted 2011 Base									Net Revenue for the Quarter
	December 24, 2010	(Divestitures)		Revenue	Foreign Currency		Acquisitions		Other		Organic Revenue*		Ended December 30, 2011
Tyco Security Solutions	$2,107	$(12)	-0.6%	2,095	$(20)	-0.9%	$25	1.2%	$(1)	0.0%	$56	2.7%	$2,155	2.3%
Tyco Fire Protection	1,099	(8)	-0.7%	1,091	(1)	-0.1%	22	2.0%	1	0.1%	17	1.6%	1,130	2.8%
Tyco Flow Control	826	(4)	-0.5%	822	(1)	-0.1%	21	2.5%	—	0.0%	81	9.9%	923	11.7%
Total before Electrical and Metal Products	$4,032	$(24)	-0.6%	$4,008	$(22)	-0.5%	$68	1.7%	$—	0.0%	$154	3.8%	$4,208	4.4%
Electrical and Metal Products	347	(347)	-100.0%	—	—	0.0%	—	0.0%	—	0.0%	—	0.0%	—	-100.0%
Total Net Revenue	$4,379	$(371)	-8.5%	$4,008	$(22)	-0.5%	$68	1.6%	$—	0.0%	$154	3.8%	$4,208	-3.9%

*   Organic revenue growth percentage based on adjusted 2011 base revenue.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarters Ended
	December 30,		December 24,
	2011		2010
NET REVENUE
Tyco Security Solutions	$2,155		$2,107
Tyco Fire Protection	1,130		1,099
Tyco Flow Control	923		826
Electrical and Metal Products	—		347
Corporate and Other	—		—
Total Net Revenue	$4,208		$4,379

OPERATING INCOME AND MARGIN
Tyco Security Solutions	$339	15.7%	$347	16.5%
Tyco Fire Protection	144	12.7%	88	8.0%
Tyco Flow Control	114	12.4%	100	12.1%
Electrical and Metal Products	—	—	7	2.0%
Corporate and Other	(125)	N/M	164	N/M
Operating Income and Margin	$472		$706

Earnings Per Share Summary

(Unaudited)

	Quarter Ended	Quarter Ended
	Dec. 30, 2011	Dec. 24, 2010

Diluted EPS from Continuing Operations Attributable to Tyco Shareholders (GAAP)	$0.71	$1.00

Expense / (benefit)

Restructuring, net	0.02	0.04

Acquisition / Integration costs	0.01	0.01

Asset impairments and (gains) / losses on divestitures, net	0.03	(0.32)

Note receivable write-off	—	0.01

Separation costs	0.07	—

Legacy legal items	—	(0.01)

Tax items	—	0.02

Total Before Special Items	$0.84	$0.75

Tyco International Ltd.

For the Quarter Ended December 30, 2011

(in millions, except per share data)

(Unaudited)

Expense / (benefit)

	Tyco		Tyco		Tyco
	Security		Fire		Flow		Corporate
	Solutions		Protection		Control		and Other		Revenue
Revenue (GAAP)	$2,155		$1,130		$923		—		$4,208

															Income	Diluted
															from	EPS from
															Continuing	Continuing
	Operating Income														Operations	Operations
	Tyco		Tyco		Tyco				Total				Income	Noncontrolling	Attributable	Attributable
	Security		Fire		Flow		Corporate		Operating		Interest	Other	Tax	Interest	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	and Other	Margin	Income	Margin	(Expense), net	(Expense), net	(Expense)	(Expense)	Shareholders	Shareholders
As Reported (GAAP)	$339	15.7%	$144	12.7%	$114	12.4%	$(125)	N/M	$472	11.2%	$(52)	$(8)	$(78)	$(1)	$333	$0.71

Restructuring, net	7		2				5		14				(5)		9	0.02

Asset impairment charges	22		1						23				(8)		15	0.03

Acquisition / Integration costs	7				(1)		2		8				(3)		5	0.01

Separation Costs							32		32				(1)		31	0.07

Total Before Special Items	$375	17.4%	$147	13.0%	$113	12.2%	$(86)	N/M	$549	13.0%	$(52)	$(8)	$(95)	$(1)	$393	$0.84

Diluted Shares Outstanding	469
Diluted Shares Outstanding - Before Special Items	469

Tyco International Ltd.

For the Quarter Ended December 24, 2010

(in millions, except per share data)

(Unaudited)

Expense / (benefit)

	Tyco		Tyco		Tyco				Electrical
	Security		Fire		Flow		Corporate		& Metal
	Solutions		Protection		Control		and Other		Products		Revenue
Revenue (GAAP)	$2,107		$1,099		$826		—		$347		$4,379

															Income	Diluted
															from	EPS from
															Continuing	Continuing
	Operating Income														Operations	Operations
	Tyco		Tyco		Tyco				Electrical		Total			Income	Attributable	Attributable
	Security		Fire		Flow		Corporate		& Metal		Operating		Interest	Tax	to Tyco	to Tyco
	Solutions	Margin	Protection	Margin	Control	Margin	and Other	Margin	Products	Margin	Income	Margin	(Expense), net	(Expense)	Shareholders	Shareholders
As Reported (GAAP)	$347	16.5%	$88	8.0%	$100	12.1%	$164	N/M	$7	2.0%	$706	16.1%	$(53)	$(163)	$490	$1.00

Restructuring, net	(1)		27				5		1		32			(9)	23	0.04

(Gains) / losses on divestitures, net	1		12				(259)				(246)			87	(159)	(0.32)

Acquisition costs	5										5			(2)	3	0.01

Note receivable write-off									5		5			—	5	0.01

Legacy legal items							(7)				(7)			—	(7)	(0.01)

Tax items											—			12	12	0.02

Total Before Special Items	$352	16.7%	$127	11.6%	$100	12.1%	$(97)	N/M	$13	3.7%	$495	11.3%	$(53)	$(75)	$367	$0.75

												Diluted Shares Outstanding				492
												Diluted Shares Outstanding - Before Special Items				492